Exhibit 99.1

News Release

RAYONIER REPORTS FOURTH QUARTER 2025 RESULTS

•Fourth quarter net income attributable to Rayonier of $25.9 million ($0.16 per share), pro forma net income of $32.1 million ($0.20 per share), and Adjusted EBITDA of $61.7 million.
•Full-year net income attributable to Rayonier of $474.4 million ($3.03 per share), pro forma net income of $89.2 million ($0.57 per share), and Adjusted EBITDA of $248.0 million
•Successfully completed the merger of equals with PotlatchDeltic (January 30, 2026), creating a leading land resources REIT.
•Since November 2023 announcement of initiatives to enhance shareholder value, returned over $235 million of capital to shareholders in the form of special cash dividends and share repurchases, while reducing Net Debt to 2025 Adjusted EBITDA to 0.8x as of year-end.
WILDLIGHT, FL — February 11, 2026 — Rayonier Inc. (NYSE:RYN) today reported fourth quarter net income attributable to Rayonier of $25.9 million, or $0.16 per share, on revenues of $117.5 million. This compares to net income attributable to Rayonier of $327.1 million, or $2.15 per share, on revenues of $650.5 million in the prior year quarter.
The fourth quarter results included $6.3 million of costs related to the merger with PotlatchDeltic.1 Excluding this item and adjusting for pro forma net income adjustments attributable to noncontrolling interests,2 fourth quarter pro forma net income3 was $32.1 million, or $0.20 per share. This compares to pro forma net income3 of $36.1 million, or $0.24 per share, on pro forma revenues3 of $155.5 million in the prior year period.
The following table summarizes the current quarter and comparable prior year period results:

	Three Months Ended
(millions of dollars, except earnings per share (EPS))	December 31, 2025		December 31, 2024
	$	EPS	$	EPS

Revenues	$117.5		$650.5
Large Dispositions[4]	—		(495.0)
Pro forma revenues[3]	$117.5		$155.5

Net income attributable to Rayonier	$25.9	$0.16	$327.1	$2.15
Costs related to the merger with PotlatchDeltic[1]	6.3	0.04	—	—
Income from operations of discontinued operations, net of tax[5]	—	—	(6.2)	(0.04)
Large Dispositions[4]	—	—	(291.1)	(1.88)
Restructuring charges[6]	—	—	1.1	0.01
Gain from terminated cash flow hedge[7]	—	—	(1.6)	(0.01)
Net cost on legal settlements[8]	—	—	1.6	0.01
Pro forma net income adjustments attributable to noncontrolling interests[2]	(0.1)	—	5.1	0.01
Pro forma net income[3]	$32.1	$0.20	$36.1	$0.24

Fourth quarter operating income was $27.0 million versus $332.1 million in the prior year period. Fourth quarter operating income included $6.3 million of costs related to the merger with PotlatchDeltic.1 Excluding this item, pro forma operating income3 was $33.3 million. This compares to pro forma operating income3 of
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

$42.2 million in the prior year period. Fourth quarter Adjusted EBITDA3 was $61.7 million versus $95.1 million in the prior year period.
The following table summarizes operating income, pro forma operating income,3 and Adjusted EBITDA3 for the current quarter and comparable prior year period. All periods presented have been retrospectively adjusted to recast the historical results of the former Trading segment into the Southern Timber and Pacific Northwest Timber segments.

	Three Months Ended December 31,
	Operating Income (Loss)		Pro forma Operating Income (Loss)[3]		Adjusted EBITDA[3]
(millions of dollars)	2025	2024	2025	2024	2025	2024
Southern Timber	$15.8	$18.0	$15.8	$18.0	$32.0	$34.7
Pacific Northwest Timber	(1.6)	(1.3)	(1.6)	(1.3)	4.6	6.1
Real Estate	27.1	326.1	27.1	35.0	32.7	63.4
Corporate and Other	(14.3)	(10.7)	(8.0)	(9.5)	(7.5)	(9.1)
Total	$27.0	$332.1	$33.3	$42.2	$61.7	$95.1

Overview of Full-Year Results: Full-year 2025 net income attributable to Rayonier was $474.4 million, or $3.03 per share, on revenues of $484.5 million. This compares to net income attributable to Rayonier of $359.1 million, or $2.39 per share, on revenues of $987.9 million in the prior year.
Full-year results included $1.9 million of income from operations of discontinued operations, net of tax,5 a $404.4 million gain on sale of discontinued operations,9 $6.3 million of costs related to the merger with PotlatchDeltic,1 a $7.0 million asset impairment charge,10 $1.1 million of restructuring charges,6 and $1.7 million of net costs on legal settlements.8 Excluding these items and adjusting for pro forma net income adjustments attributable to noncontrolling interests,2 full-year pro forma net income3 was $89.2 million, or $0.57 per share. This compares to pro forma net income3 of $45.8 million, or $0.31 per share, on pro forma revenues3 of $492.9 million in the prior year period.
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

The following table summarizes the full-year and comparable prior year period results:

	Year Ended
(millions of dollars, except earnings per share (EPS))	December 31, 2025		December 31, 2024
	$	EPS	$	EPS

Revenues	$484.5		$987.9
Large Dispositions[4]	—		(495.0)
Pro forma revenues[3]	$484.5		$492.9

Net income attributable to Rayonier	$474.4	$3.03	$359.1	$2.39
Income from operations of discontinued operations, net of tax[5]	(1.9)	(0.01)	(28.1)	(0.18)
Gain on sale of discontinued operations[9]	(404.4)	(2.55)	—	—
Costs related to the merger with PotlatchDeltic[1]	6.3	0.04	—	—
Asset impairment charge[10]	7.0	0.04	—	—
Restructuring charges[6]	1.1	0.01	1.1	0.01
Net cost (recovery) on legal settlements[8]	1.7	0.01	(8.0)	(0.05)
Large Dispositions[4]	—	—	(291.1)	(1.91)
Gain from terminated cash flow hedge[7]	—	—	(1.6)	(0.01)
Costs related to disposition initiatives[11]	—	—	0.8	0.01
Pension settlement charge[12]	—	—	4.8	0.03
Pro forma net income adjustments attributable to noncontrolling interests[2]	5.0	—	8.7	0.03
Pro forma net income[3]	$89.2	$0.57	$45.8	$0.31

Full-year operating income was $83.3 million versus $364.1 million in the prior year. Full-year operating income included a $7.0 million asset impairment charge,10 $6.3 million of costs related to the merger with PotlatchDeltic,1 and $1.1 million of restructuring charges.6 Excluding these items, full-year pro forma operating income3 was $97.8 million. This compares to pro forma operating income3 of $75.0 million in the prior year. Full-year Adjusted EBITDA3 was $248.0 million versus $230.2 million in the prior year.
The following table summarizes operating income, pro forma operating income,3 and Adjusted EBITDA3 for the full-year and comparable prior year period:

	Year Ended December 31,
	Operating Income (Loss)		Pro forma Operating Income (Loss)[3]		Adjusted EBITDA[3]
(millions of dollars)	2025	2024	2025	2024	2025	2024
Southern Timber	$61.1	$77.9	$61.1	$77.9	$130.1	$151.3
Pacific Northwest Timber	1.9	(6.3)	1.9	(6.3)	23.7	25.4
Real Estate	62.3	335.1	69.4	44.0	127.1	92.4
Corporate and Other	(42.0)	(42.6)	(34.6)	(40.6)	(32.9)	(38.8)
Total	$83.3	$364.1	$97.8	$75.0	$248.0	$230.2

Full-year cash provided by operating activities was $256.7 million versus $261.6 million in the prior year period. Full-year cash available for distribution (CAD)3 was $198.6 million, which increased $57.6 million versus the prior year period due to higher Adjusted EBITDA3 ($17.7 million), lower cash interest paid (net) ($27.9 million), and lower capital expenditures ($12.0 million).
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

“Our full-year 2025 performance highlights the resilience of our diversified portfolio as well as our nimble execution as timber market headwinds persisted throughout the year,” said Mark McHugh, President and CEO. “We generated Adjusted EBITDA of $248.0 million, representing an 8% increase over 2024 and exceeding the high end of our prior guidance range. This outperformance was primarily driven by the record contribution from our Real Estate segment, which delivered full-year Adjusted EBITDA of $127.1 million amid continued strength in our rural HBU markets and further growth in our real estate development business.”
“We also advanced key strategic initiatives in 2025, including successfully completing our asset disposition and capital structure realignment plan, as well as announcing a transformative merger of equals with PotlatchDeltic. We are confident that combining these two exceptional land resource companies will create significant value, and our combined team has been diligently advancing the integration following the closing of the merger on January 30, 2026.”
“Turning to our fourth quarter results, we achieved total Adjusted EBITDA of $61.7 million—slightly exceeding the high-end of our previous guidance range, but down 35% compared to the prior year period as Real Estate closing activity in 2024 was heavily concentrated in the fourth quarter.”
“In our Southern Timber segment, Adjusted EBITDA of $32.0 million was 8% below the prior year quarter, as a 9% reduction in weighted-average net stumpage realizations and lower revenue from Land-Based Solutions were partially offset by a 10% increase in harvest volumes. In our Pacific Northwest Timber segment, Adjusted EBITDA of $4.6 million declined 24% versus the prior year quarter, primarily driven by lower harvest volumes, reflecting the impact of the Large Dispositions completed in the fourth quarter of 2024. Meanwhile, in our Real Estate segment, Adjusted EBITDA of $32.7 million decreased $30.7 million versus the prior year quarter, as the prior year period reflected elevated closing activity. Notably, excluding Improved Development, the weighted-average price of real estate sales in the fourth quarter was $6,295 per acre, demonstrating our continued success in capturing substantial HBU premiums above timberland value.”
Southern Timber
Fourth quarter sales of $57.2 million decreased $1.9 million, or 3%, versus the prior year period. Harvest volumes increased 10% to 1.72 million tons versus 1.56 million tons in the prior year period, as production improved due to drier weather conditions and increased demand for green logs as salvage operations in the Atlantic region subsided. Average pine sawtimber stumpage realizations increased 2% to $25.13 per ton versus $24.74 per ton in the prior year period, as the normalization of supply levels following an extended period of hurricane salvage operations more than offset softer sawmill demand. Average pine pulpwood stumpage realizations decreased 27% to $11.70 per ton versus $16.08 per ton in the prior year period, primarily reflecting the impact of increased market supply due to dry weather conditions coupled with weaker demand following recent mill closures in the Atlantic region. Overall, weighted-average net stumpage realizations (including hardwood) decreased 9% to $17.57 per ton versus $19.30 per ton in the prior year period, as lower pulpwood pricing was partially offset by a higher proportion of sawtimber volume. Operating income of $15.8 million decreased $2.2 million versus the prior year period due to lower net stumpage realizations ($3.0 million), lower non-timber income ($2.2 million), and higher costs ($0.6 million), partially offset by lower depletion expense ($2.3 million) and higher volumes ($1.3 million).
Fourth quarter Adjusted EBITDA3 of $32.0 million was 8%, or $2.7 million, below the prior year period.
Pacific Northwest Timber
Fourth quarter sales of $18.0 million decreased $6.2 million, or 26%, versus the prior year period. Harvest volumes decreased 26% to 214,000 tons versus 290,000 tons in the prior year period, primarily due to the impact of the Large Dispositions completed in the fourth quarter of 2024. Average delivered prices for domestic sawtimber decreased 3% to $86.55 per ton versus $89.04 per ton in the prior year period, as softer domestic mill demand more than offset a favorable species mix. Average delivered pulpwood prices increased 26% to $37.84 per ton versus $29.99 per ton in the prior year period, as a reduction in sawmill residuals tightened
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

regional supply and improved market tension. Operating loss of $1.6 million versus an operating loss of $1.3 million in the prior year period was driven by higher depletion expense ($0.7 million), lower volumes ($0.4 million), and lower net stumpage realizations ($0.1 million), partially offset by lower costs ($0.9 million).
Fourth quarter Adjusted EBITDA3 of $4.6 million was 24%, or $1.5 million, below the prior year period.
Real Estate
Fourth quarter sales of $42.3 million decreased $524.9 million versus the prior year period, while operating income of $27.1 million decreased $299.0 million versus the prior year period. The prior year fourth quarter sales and operating income included $495.0 million and $291.1 million, respectively, from Large Dispositions. Excluding this item, pro forma sales3 were $72.2 million and pro forma operating income3 was $35.0 million in the prior year period. Pro forma sales3 and pro forma operating income3 in the fourth quarter decreased versus the prior year period primarily due to lower acres sold (3,813 acres sold versus 7,811 acres sold in the prior year period), partially offset by higher weighted-average prices ($9,741 per acre versus $8,923 per acre in the prior year period).
Improved Development sales of $14.8 million included $9.0 million from the Wildlight development project north of Jacksonville, Florida and $5.8 million from the Heartwood development project south of Savannah, Georgia. Sales in Wildlight consisted of one residential pod sale totaling 112 acres ($80,000 per acre), while sales in Heartwood consisted of two residential pod sales totaling 143 acres ($33,000 per acre) and a 7.1-acre commercial parcel ($140,000 per acre). This compares to Improved Development sales of $14.4 million in the prior year period.
Unimproved Development sales of $2.1 million consisted of three transactions totaling 75 acres at an average price of $28,000 per acre. This compares to Unimproved Development sales of $12.4 million in the prior year period.
Rural sales of $20.3 million consisted of 3,475 acres at an average price of $5,832 per acre. This compares to prior year period sales of $42.9 million, which consisted of 6,592 acres at an average price of $6,515 per acre.
Fourth quarter Adjusted EBITDA3 of $32.7 million decreased $30.7 million versus the prior year period.
Other Items
Fourth quarter corporate and other operating expenses of $14.3 million increased $3.6 million versus the prior year period, primarily due to $6.3 million of costs related to the merger with PotlatchDeltic,1 partially offset by lower compensation and benefit expenses as well as $1.1 million of restructuring charges6 that were reflected in the prior year quarter.
Fourth quarter interest expense of $6.7 million increased $0.1 million versus the prior year period. Fourth quarter interest income of $9.3 million increased $5.8 million versus the prior year period, primarily due to a higher cash balance following the Large Dispositions completed in late 2024 and the sale of the Company’s New Zealand joint venture interest in the second quarter of 2025.
Share Repurchases
During the fourth quarter, the Company repurchased 109,964 shares at an average price of $26.31 per share, or $2.9 million in total. Following the mid-October merger announcement, the Company’s ability to repurchase shares was generally restricted pending the close of the transaction. As of December 31, 2025, the Company had approximately 161.4 million common shares outstanding, 1.7 million redeemable operating partnership units outstanding, and $229.5 million remaining on its current share repurchase authorization.

1 Rayonier Way, Wildlight, FL 32097 904-357-9100

Outlook
Given the recent completion of our merger with PotlatchDeltic, we are providing the following initial segment guidance for the combined company for 2026 (which reflects the anticipated pro rata contribution from the PotlatchDeltic operations for January 31, 2026 through December 31, 2026):
•Southern Timber: In our Southern Timber segment, we expect to achieve full-year harvest volumes of 12.1 to 12.6 million tons—reflecting the increase in our sustainable yield due to the merger with PotlatchDeltic. We further expect that regional pine stumpage realizations will trend modestly higher from fourth quarter levels during the year as supply-demand conditions normalize. However, we expect that full-year 2026 average pine stumpage realizations for the combined company’s Southern Timber segment will be lower than the standalone realizations for Rayonier in the prior year based on the pro forma geographic mix of the combined company.
•Northwest Timber: In our Northwest Timber segment, we expect to achieve full-year harvest volumes of 2.0 to 2.3 million tons—reflecting the increase in our sustainable yield due to the merger with PotlatchDeltic. We further expect that full-year 2026 average log pricing for the combined company’s Northwest Timber segment will be higher than the standalone pricing for Rayonier in the prior year based on improving demand conditions, a higher mix of sawtimber, and the pro forma geographic mix of the combined company. However, we anticipate that the combined company’s pricing in the Northwest will have increased sensitivity to lumber pricing compared to legacy Rayonier, as a significant portion of our sawlog sales in Idaho are indexed to lumber prices.
•Wood Products: In our Wood Products segment, we’ve been encouraged by the positive momentum in lumber prices to start the year. For the 11 months of contribution from the Wood Products segment in 2026, we expect lumber shipments to total ~1.1 billion board feet. Based on quarter-to-date price realizations and current lumber pricing, we would expect the Wood Products segment to have a slightly positive contribution to overall Adjusted EBITDA in the first quarter.
•Real Estate: We anticipate continued momentum in our Real Estate segment as a combined company to start 2026, supported by a strong pipeline of rural land sales and improved development projects. Based on our current transaction pipeline and sales closed to date, we expect an Adjusted EBITDA contribution in the first quarter of $30 to $35 million dollars. For the full year, we expect an Adjusted EBITDA contribution from our Real Estate segment of $180 to $200 million.
Conference Call
A conference call and live audio webcast will be held on Thursday, February 12, 2026 at 10:00 AM (ET) to discuss these results. The conference call can be accessed by registering online at www.rayonier.com, at which time registrants will receive dial-in information.
Access to the live audio webcast will be available at www.rayonier.com. A replay of the webcast will be archived on the Company’s website and available shortly after the call.
Complimentary copies of Rayonier press releases and other financial documents are also available by calling (904) 357-9100.
1"Costs related to the merger with PotlatchDeltic" include legal, accounting, due diligence, consulting and other costs related to the previously announced definitive merger agreement with PotlatchDeltic, which closed on January 30, 2026.
2"Pro forma net income adjustments attributable to noncontrolling interests" are the proportionate share of pro forma items that are attributable to noncontrolling interests.
3"Pro forma net income," "Pro forma revenues (sales)," "Pro forma operating income (loss)," "Adjusted EBITDA" and "CAD" are non-GAAP measures defined and reconciled to GAAP in the attached exhibits.
4"Large Dispositions" are defined as transactions involving the sale of productive timberland assets that exceed $20 million in size and do not reflect a demonstrable premium relative to timberland value.
5"Income from operations of discontinued operations, net of tax" includes income generated by the Company’s New Zealand joint venture interest, which was classified as discontinued operations prior to its June 30, 2025 disposition.
6"Restructuring charges" include severance costs related to workforce optimization initiatives.
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

7"Gain from terminated cash flow hedge" is the mark to market gain recognized in earnings when the hedged cash flows will no longer occur.
8"Net cost (recovery) on legal settlements" reflects the net loss (gain) from litigation regarding insurance claims.
9"Gain on sale of discontinued operations" reflects the net gain recognized on the sale of the Company’s New Zealand joint venture interest.
10"Asset impairment charge" reflects an impairment charge recognized on certain real estate assets located in Washington, which were acquired in the 2020 merger with Pope Resources.
11"Costs related to disposition initiatives" include legal, advisory, and other due diligence costs incurred in connection with the Company’s asset disposition plan, which was announced in November 2023.
12"Pension settlement charge" reflects the net loss recognized in connection with the termination and settlement of the Company’s pension plans.
About Rayonier
Rayonier is a land resources real estate investment trust (REIT) with a portfolio comprising over four million acres in the U.S. South and U.S. Northwest. The company is focused on managing its timberlands on a sustainable basis while optimizing its overall portfolio value by delivering land to its highest and best use. Rayonier also operates six sawmills, an industrial-grade plywood mill, residential and commercial real estate developments, and a rural land sales program. Rayonier is committed to corporate responsibility, third-party forest certification, and supporting climate change mitigation through its land-based solutions business.
More information is available at www.rayonier.com. ___________________________________________________________________________________________________
Forward-Looking Statements - Certain statements in this press release regarding anticipated financial outcomes including Rayonier’s earnings guidance, if any, business and market conditions, outlook, expected dividend rate, acquisition and disposition activity, including the ability to realize the intended benefits of our recent merger with PotlatchDeltic Corporation, expected harvest schedules, timberland acquisitions and dispositions, the anticipated benefits of Rayonier’s business strategies, including the recent sale of the entities holding Rayonier’s interest in the New Zealand joint venture and the anticipated use of proceeds from such sale, and other similar statements relating to Rayonier’s future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” “anticipate,” “long-term,” “looking ahead” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.
The following important factors, among others, could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document: our ability to obtain the intended benefits of our merger with PotlatchDeltic Corporation, including future financial and operating results; the cyclical and competitive nature of the industries in which we operate; fluctuations in demand for, or supply of, our forest products and real estate offerings, including any further downturn in the housing market; entry of new competitors into our markets; changes in production and production capacity in the forest products industry; unanticipated manufacturing disruptions or inefficiencies in our supply chain and/or operations; fires at our manufacturing facilities; changes in policy regarding governmental timber sales; changes in global economic conditions and geopolitical tensions, including the war in Ukraine and remaining tensions in the Middle East; business disruptions arising from government shutdowns, public health crises and outbreaks of communicable diseases; the uncertainties of potential impacts of climate-related initiatives; the cost and availability of third-party logging and trucking services; the geographic concentration of a significant portion of our timberland; our ability to identify, finance and complete timberland acquisitions and/or to complete dispositions; changes in timberland values; changes in environmental laws and regulations regarding timber harvesting, delineation of wetlands, endangered species and development of real estate generally, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida and Washington, including changes in law, policy and political factors beyond our control; the availability and cost of financing for real estate development and mortgage loans; changes in tariffs, taxes or treaties relating to the import and export of our products, our customers’ products or those of our and our customers’ competitors; changes in key management and personnel; and our ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust (“REIT”) and changes in tax laws that could adversely affect beneficial tax treatment.
For additional factors that could impact future results, please see Item 1A - Risk Factors in the Company’s most recent Annual Report on Form 10-K and similar discussion included in other reports that we subsequently file with the Securities and Exchange Commission (the “SEC”). Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent reports filed with the SEC.

1 Rayonier Way, Wildlight, FL 32097 904-357-9100

Non-GAAP Financial Measures - To supplement Rayonier’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Rayonier uses certain non-GAAP measures, including “cash available for distribution,” “pro forma sales,” “pro forma operating income (loss),” “pro forma net income,” and “Adjusted EBITDA,” which are defined and further explained in this communication. Reconciliation of such measures to the nearest GAAP measures can also be found in this communication. Rayonier’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.
Contact:
Investors/Media
Collin Mings
904-357-9100
investorrelations@rayonier.com
# # #
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

RAYONIER INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED INCOME
December 31, 2025 (unaudited)
(millions of dollars, except per share information)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
SALES	$117.5	$177.5	$650.5	$484.5	$987.9
Costs and Expenses
Cost of sales	(68.2)	(119.1)	(300.8)	(327.2)	(547.6)
Selling and general expenses	(16.1)	(17.0)	(16.6)	(66.7)	(74.4)
Other operating (expense) income, net	(6.2)	0.3	(1.0)	(7.3)	(1.8)
OPERATING INCOME	27.0	41.7	332.1	83.3	364.1
Interest expense, net	(6.7)	(6.8)	(6.6)	(26.3)	(33.8)
Interest income	9.3	9.8	3.5	24.3	8.2
Other miscellaneous (expense) income, net	(3.2)	(1.0)	(2.0)	(6.7)	1.3
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	26.4	43.7	327.0	74.6	339.8
Income tax (expense) benefit	(0.2)	—	—	(0.5)	1.1
INCOME FROM CONTINUING OPERATIONS	26.2	43.7	327.0	74.1	340.9
Income from operations of discontinued operations, net of tax	—	—	6.2	1.9	28.1
Gain on sale of discontinued operations	—	—	—	404.4	—
INCOME FROM DISCONTINUED OPERATIONS	—	—	6.2	406.3	28.1
NET INCOME	26.2	43.7	333.2	480.4	369.0
Less: Net income attributable to noncontrolling interests in the Operating Partnership	(0.3)	(0.5)	(4.4)	(6.2)	(4.9)
Less: Net (income) loss attributable to noncontrolling interests in consolidated affiliates	—	—	(1.7)	0.2	(5.0)
NET INCOME ATTRIBUTABLE TO RAYONIER INC.	$25.9	$43.2	$327.1	$474.4	$359.1
EARNINGS PER COMMON SHARE
BASIC EARNINGS PER SHARE ATTRIBUTABLE TO RAYONIER INC.
Continuing Operations	$0.17	$0.28	$2.16	$0.47	$2.26
Discontinued Operations	—	—	$0.03	$2.59	$0.16
Net Income	$0.17	$0.28	$2.20	$3.07	$2.41
DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO RAYONIER INC.
Continuing Operations	$0.16	$0.28	$2.11	$0.47	$2.24
Discontinued Operations	—	—	$0.03	$2.56	$0.16
Net Income	$0.16	$0.28	$2.15	$3.03	$2.39

Pro forma net income per share (a)	$0.20	$0.32	$0.24	$0.57	$0.31

Weighted Average Common Shares used for determining
Basic EPS	155,506,254	154,306,240	148,895,111	154,760,442	148,839,858
Diluted EPS (b)	162,170,418	156,364,684	154,425,650	158,709,766	152,095,503
(a)    Pro forma net income per share is a non-GAAP measure. See Schedule F for definition and reconciliation to the nearest GAAP measure.
(b)    Diluted earnings per share is calculated based on the weighted average number of shares of common stock outstanding combined with the incremental weighted average number of shares that would have been outstanding assuming all potentially dilutive securities (including Redeemable Operating Partnership Units) were converted into shares of common stock at the earliest date possible. The incremental weighted average number of shares used for determining diluted EPS for the three and twelve months ended December 31, 2025 also include 4,866,708 and 1,856,440, respectively, of contingently issuable shares from the additional dividends of $1.40 and $1.80 per share, which were declared on October 14, 2025 and December 2, 2024, respectively. The incremental weighted average number of shares used for determining diluted EPS for the three and twelve months ended December 31, 2024 also include 3,290,617 and 827,150, respectively, of contingently issuable shares from an additional dividend of $1.80 per share, which was declared on December 2, 2024. As of December 31, 2025, there were 161,425,616 common shares and 1,682,894 Redeemable Operating Partnership Units outstanding.
A

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
December 31, 2025 (unaudited)
(millions of dollars)

	December 31,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$842.9	$303.1
Restricted cash, current	—	19.4
Assets held for sale	5.4	5.4
Current assets of discontinued operations	—	47.3
Other current assets	35.4	61.7
Timber and timberlands, net of depletion and amortization	2,299.5	2,384.3
Higher and better use timberlands and real estate development investments	126.1	109.6
Property, plant and equipment	39.4	35.7
Less - accumulated depreciation	(20.9)	(18.3)
Net property, plant and equipment	18.5	17.4
Restricted cash, non-current	0.5	0.7
Right-of-use assets	16.3	18.6
Non-current assets of discontinued operations	—	428.6
Other assets	60.1	78.3
	$3,404.7	$3,474.4
Liabilities, Noncontrolling Interests in the Operating Partnership and Shareholders’ Equity
Current maturities of long-term debt	200.0	—
Dividend and distribution payable	—	271.8
Current liabilities of discontinued operations	—	47.3
Other current liabilities	71.3	69.6
Long-term debt	845.3	1,044.4
Long-term lease liability	13.7	16.3
Non-current liabilities of discontinued operations	—	170.8
Other non-current liabilities	24.2	21.9
Noncontrolling interests in the Operating Partnership	40.5	51.8
Total Rayonier Inc. shareholders’ equity	2,209.7	1,769.3
Noncontrolling interests in consolidated affiliates	—	11.2
Total shareholders’ equity	2,209.7	1,780.5
	$3,404.7	$3,474.4

B

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
December 31, 2025 (unaudited)
(millions of dollars, except share information)

	Common Shares		Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interests in Consolidated Affiliates	Shareholders’ Equity
	Shares	Amount
Balance, December 31, 2023	148,299,117	$1,497.7	$338.2	$24.6	$17.1	$1,877.6
Income from continuing operations	—	—	340.4	—	0.5	340.9
Income from discontinued operations	—	—	23.6	—	4.5	28.1
Net income attributable to noncontrolling interests in the Operating Partnership	—	—	(4.9)	—	—	(4.9)
Dividends ($2.94 per share) (a)	—	—	(438.6)	—	—	(438.6)
Issuance of common shares under incentive stock plans	399,929	—	—	—	—	—
Stock-based incentive compensation	—	14.2	—	—	—	14.2
Repurchase of common shares made under repurchase program	(488,017)	—	(14.7)	—	—	(14.7)
Adjustment of noncontrolling interests in the Operating Partnership	—	—	13.2	—	—	13.2
Other (b)	325,614	10.6	—	(35.0)	(10.9)	(35.3)
Balance, December 31, 2024	148,536,643	$1,522.5	$257.2	($10.4)	$11.2	$1,780.5
Income from continuing operations	—	—	74.1	—	—	74.1
Income (loss) from discontinued operations	—	—	406.5	—	(0.2)	406.3
Net income attributable to noncontrolling interests in the Operating Partnership	—	—	(6.2)	—	—	(6.2)
Deconsolidation of discontinued operations	—	—	—	29.1	(10.8)	18.3
Dividends ($2.49 per share) (a)	—	—	(385.4)	—	—	(385.4)
Issuance of common shares from special dividends (c)	15,071,426	362.0	—	—	—	362.0
Issuance of common shares under incentive stock plans	348,412	—	—	—	—	—
Stock-based incentive compensation	—	11.0	—	—	—	11.0
Repurchase of common shares made under repurchase program	(2,904,276)	—	(70.5)	—	—	(70.5)
Adjustment of noncontrolling interests in the Operating Partnership	—	—	5.2	—	—	5.2
Other (b)	373,411	8.8	—	5.8	(0.2)	14.4
Balance, December 31, 2025	161,425,616	$1,904.3	$280.9	$24.5	—	$2,209.7
(a)    The year ended December 31, 2025 includes an additional special dividend of $1.40 per common share, consisting of a combination of cash and the Company’s common shares. The dividend was paid December 12, 2025, to shareholders of record on October 24, 2025. The year ended December 31, 2024 includes an additional special dividend of $1.80 per common share, consisting of a combination of cash and the Company’s common shares. The dividend was paid January 30, 2025, to shareholders of record on December 12, 2024.
(b) Primarily includes shares purchased from employees in non-open market transactions to pay withholding taxes associated with the vesting of shares granted under the Company’s Incentive Stock Plan, pension and post-retirement benefit plan adjustments, foreign currency translation adjustments, mark-to-market adjustments of qualifying cash flow hedges, distributions to noncontrolling interests in consolidated affiliates and the allocation of other comprehensive income to noncontrolling interests in the Operating Partnership. The year ended December 31, 2025 and December 31, 2024 also includes the redemption of 482,878 and 457,579 Redeemable Operating Partnership Units, respectively, for an equal number of Rayonier Inc. common shares.
(c) Reflects the issuance of common shares related to the Company’s special dividends of $1.40 and $1.80 per common share.

C

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
December 31, 2025 (unaudited)
(millions of dollars)

	Year Ended December 31,
	2025	2024
Cash provided by operating activities:
Net income	$480.4	$369.0
Depreciation, depletion and amortization from continuing operations	106.5	113.8
Depreciation, depletion and amortization from discontinued operations	9.1	26.4
Non-cash cost of land and improved development from continuing operations	43.7	41.4
Non-cash cost of land and improved development from discontinued operations	—	3.0
Gain on sale of discontinued operations	(404.4)	—
Gain on large dispositions of timberlands	—	(291.1)
Asset impairment charge	7.0	—
Stock-based incentive compensation expense	11.0	14.2
Deferred income taxes	(2.4)	2.6
Other items to reconcile net income to cash provided by operating activities	18.8	5.5
Changes in working capital and other assets and liabilities	(13.0)	(23.2)
	256.7	261.6
Cash provided by investing activities:
Capital expenditures from continuing operations	(50.0)	(62.1)
Capital expenditures from discontinued operations	(7.1)	(17.7)
Real estate development investments	(22.4)	(25.8)
Net proceeds on sale of discontinued operations (a)	688.3	—
Net proceeds on sale of property, plant and equipment	4.5	—
Net proceeds from large dispositions of timberlands	—	484.8
Purchase of timberlands	—	(22.8)
Other	1.8	(2.4)
	615.1	354.0
Cash used for financing activities:
Dividends paid (b)	(292.1)	(200.6)
Distributions to noncontrolling interests in the Operating Partnership (c)	(3.5)	(2.8)
Repurchase of common shares made under repurchase program	(70.5)	(14.7)
Distributions to noncontrolling interests in consolidated affiliates	(3.1)	(7.1)
Net decrease in debt	—	(250.0)
Other	(3.7)	(4.2)
	(372.9)	(479.4)
Effect of exchange rate changes on cash and restricted cash	1.3	(1.4)
Cash, cash equivalents and restricted cash:
Change in cash, cash equivalents and restricted cash	500.2	134.8

Balance from continuing operations, beginning of year	323.1	180.4
Balance from discontinued operations, beginning of year	20.1	28.0
Total Balance, beginning of year	343.2	208.4

Balance from continuing operations, end of period	843.4	323.1
Balance from discontinued operations, end of period	—	20.1
Total Balance, end of period	$843.4	$343.2
(a)The year ended December 31, 2025 includes proceeds from the disposition of our New Zealand joint venture, net of closing adjustments, transaction costs, and $11.1 million of deconsolidated cash.
(b)The year ended December 31, 2025 includes an additional dividend of $1.40 per common share, consisting of a combination of cash and the Company’s common shares. The cash portion of $54.6 million was paid on December 12, 2025, to shareholders of record on October 24, 2025. The year ended December 31, 2025 also includes an additional dividend of $1.80 per common share, consisting of a combination of cash and the Company’s common shares. The cash portion of $67.8 million was paid on January 30, 2025, to shareholders of record on December 12, 2024. The year ended December 31, 2024 includes an additional cash dividend of $0.20 per common share, totaling $29.8 million. The additional dividend was paid on January 12, 2024, to shareholders of record on December 29, 2023.
D

(c)The year ended December 31, 2025 includes an additional distribution of $1.40 per Redeemable Operating Partnership Unit, consisting of a combination of cash and the Company’s Redeemable Operating Partnership Units. The cash portion of $0.6 million was paid on December 12, 2025, to holders of record on October 24, 2025. The year ended December 31, 2025 also includes an additional distribution of $1.80 per Redeemable Operating Partnership Unit, consisting of a combination of cash and the Company’s Redeemable Operating Partnership Units. The cash portion of $0.9 million was paid on January 30, 2025, to holders of record on December 12, 2024. The year ended December 31, 2024 includes an additional cash distribution of $0.20 per Redeemable Operating Partnership Unit, totaling $0.5 million. The additional distribution was paid on January 12, 2024, to holders of record on December 29, 2023.
D

RAYONIER INC. AND SUBSIDIARIES
BUSINESS SEGMENT SALES, PRO FORMA SALES, OPERATING INCOME,
PRO FORMA OPERATING INCOME AND ADJUSTED EBITDA
December 31, 2025 (unaudited)
(millions of dollars)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Sales
Southern Timber	$57.2	$66.8	$59.1	$228.3	$251.6
Pacific Northwest Timber	18.0	19.9	24.2	83.6	108.0
Real Estate	42.3	90.8	567.2	172.6	628.3
Sales	$117.5	$177.5	$650.5	$484.5	$987.9

Pro forma sales (a)
Southern Timber	$57.2	$66.8	$59.1	$228.3	$251.6
Pacific Northwest Timber	18.0	19.9	24.2	83.6	108.0
Real Estate	42.3	90.8	72.2	172.6	133.3
Pro forma sales	$117.5	$177.5	$155.5	$484.5	$492.9

Operating income (loss)
Southern Timber	$15.8	$22.5	$18.0	$61.1	$77.9
Pacific Northwest Timber	(1.6)	1.8	(1.3)	1.9	(6.3)
Real Estate	27.1	26.4	326.1	62.3	335.1
Corporate and Other	(14.3)	(9.0)	(10.7)	(42.0)	(42.6)
Operating income	$27.0	$41.7	$332.1	$83.3	$364.1

Pro forma operating income (loss) (a)
Southern Timber	$15.8	$22.5	$18.0	$61.1	$77.9
Pacific Northwest Timber	(1.6)	1.8	(1.3)	1.9	(6.3)
Real Estate	27.1	33.5	35.0	69.4	44.0
Corporate and Other	(8.0)	(9.0)	(9.5)	(34.6)	(40.6)
Pro forma operating income	$33.3	$48.8	$42.2	$97.8	$75.0

Adjusted EBITDA (a)
Southern Timber	$32.0	$42.7	$34.7	$130.1	$151.3
Pacific Northwest Timber	4.6	6.4	6.1	23.7	25.4
Real Estate	32.7	73.8	63.4	127.1	92.4
Corporate and Other	(7.5)	(8.6)	(9.1)	(32.9)	(38.8)
Adjusted EBITDA	$61.7	$114.3	$95.1	$248.0	$230.2
(a)Pro forma sales, Pro forma operating income (loss) and Adjusted EBITDA are non-GAAP measures. See Schedule F for definitions and reconciliations.

E

RAYONIER INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
December 31, 2025 (unaudited)
(millions of dollars, except per share information)

LIQUIDITY MEASURES:
	Year Ended
	December 31,	December 31,
	2025	2024
Cash Provided by Operating Activities	$256.7	$261.6
Cash provided by operating activities from discontinued operations	(8.9)	(51.2)
Working capital and other balance sheet changes	0.8	(7.3)
Capital expenditures (a)	(50.0)	(62.1)
Cash Available for Distribution (b)	$198.6	$141.0

Net Income	$480.4	$369.0
Income from operations of discontinued operations, net of tax (c)	(1.9)	(28.1)
Gain on sale of discontinued operations (d)	(404.4)	—
Interest, net and miscellaneous expense (e)	2.1	25.5
Income tax expense (benefit) (f)	0.5	(1.1)
Depreciation, depletion and amortization	106.5	113.9
Non-cash cost of land and improved development	43.7	41.4
Non-operating expense (income) (g)	6.7	(1.3)
Costs related to the merger with PotlatchDeltic (h)	6.3	—
Asset impairment charge (i)	7.0	—
Restructuring charges (j)	1.1	1.1
Costs related to disposition initiatives (k)	—	0.8
Large Dispositions (l)	—	(291.1)
Adjusted EBITDA (m)	$248.0	$230.2
Cash interest received (paid), net (n)	1.0	(26.9)
Cash taxes paid	(0.3)	(0.2)
Capital expenditures (a)	(50.0)	(62.1)
Cash Available for Distribution (b)	$198.6	$141.0

Cash Available for Distribution (b)	$198.6	$141.0
Real estate development investments	(22.4)	(25.8)
Cash Available for Distribution after real estate development investments	$176.2	$115.2

PRO FORMA SALES (o):
Three Months Ended	Southern Timber	Pacific Northwest Timber	Real Estate	Total
December 31, 2025
Sales	$57.2	$18.0	$42.3	$117.5
Pro forma sales	$57.2	$18.0	$42.3	$117.5

September 30, 2025
Sales	$66.8	$19.9	$90.8	$177.5
Pro forma sales	$66.8	$19.9	$90.8	$177.5

December 31, 2024
Sales	$59.1	$24.2	$567.2	$650.5
Large Dispositions (l)	—	—	(495.0)	(495.0)
Pro forma sales	$59.1	$24.2	$72.2	$155.5

F

PRO FORMA SALES (o):
Year Ended	Southern Timber	Pacific Northwest Timber	Real Estate	Total
December 31, 2025
Sales	$228.3	$83.6	$172.6	$484.5
Pro forma sales	$228.3	$83.6	$172.6	$484.5

December 31, 2024
Sales	$251.6	$108.0	$628.3	$987.9
Large Dispositions (l)	—	—	(495.0)	(495.0)
Pro forma sales	$251.6	$108.0	$133.3	$492.9

PRO FORMA NET INCOME (p):
	Three Months Ended						Year Ended
	December 31, 2025		September 30, 2025		December 31, 2024		December 31, 2025		December 31, 2024
	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share
Net Income Attributable to Rayonier Inc.	$25.9	$0.16	$43.2	$0.28	$327.1	$2.15	$474.4	$3.03	$359.1	$2.39
Costs related to the merger with PotlatchDeltic (h)	6.3	0.04	—	—	—	—	6.3	0.04	—	—
Income from operations of discontinued operations, net of tax (c)	—	—	—	—	(6.2)	(0.04)	(1.9)	(0.01)	(28.1)	(0.18)
Gain on sale of discontinued operations (d)	—	—	—	—	—	—	(404.4)	(2.55)	—	—
Asset impairment charge (i)	—	—	7.0	0.05	—	—	7.0	0.04	—	—
Restructuring charges (j)	—	—	—	—	1.1	0.01	1.1	0.01	1.1	0.01
Net cost (recovery) on legal settlements (q)	—	—	—	—	1.6	0.01	1.7	0.01	(8.0)	(0.05)
Gain from terminated cash flow hedge (r)	—	—	—	—	(1.6)	(0.01)	—	—	(1.6)	(0.01)
Large Dispositions (l)	—	—	—	—	(291.1)	(1.88)	—	—	(291.1)	(1.91)
Costs related to disposition initiatives (k)	—	—	—	—	—	—	—	—	0.8	0.01
Pension settlement charges, net of tax (s)	—	—	—	—	—	—	—	—	4.8	0.03
Pro forma net income adjustments attributable to noncontrolling interests (t)	(0.1)	—	(0.1)	—	5.1	0.01	5.0	—	8.7	0.03
Pro Forma Net Income	$32.1	$0.20	$50.2	$0.32	$36.1	$0.24	$89.2	$0.57	$45.8	$0.31

F

PRO FORMA OPERATING INCOME (LOSS) AND ADJUSTED EBITDA (u) (m):

Three Months Ended	Southern Timber	Pacific Northwest Timber	Real Estate	Corporate and Other	Total
December 31, 2025
Operating income (loss)	$15.8	($1.6)	$27.1	($14.3)	$27.0
Costs related to the merger with PotlatchDeltic (h)	—	—	—	6.3	6.3
Pro forma operating income (loss)	$15.8	($1.6)	$27.1	($8.0)	$33.3
Depreciation, depletion and amortization	16.2	6.2	1.9	0.4	24.7
Non-cash cost of land and improved development	—	—	3.7	—	3.7
Adjusted EBITDA	$32.0	$4.6	$32.7	($7.5)	$61.7

September 30, 2025
Operating income	$22.5	$1.8	$26.4	($9.0)	$41.7
Asset impairment charge (i)	—	—	7.0	—	7.0
Pro forma operating income	$22.5	$1.8	$33.5	($9.0)	$48.8
Depreciation, depletion and amortization	20.1	4.6	9.6	0.4	34.8
Non-cash cost of land and improved development	—	—	30.7	—	30.7
Adjusted EBITDA	$42.7	$6.4	$73.8	($8.6)	$114.3

December 31, 2024
Operating income (loss)	$18.0	($1.3)	$326.1	($10.7)	$332.1
Large Dispositions (l)	—	—	(291.1)	—	(291.1)
Restructuring charges (j)	—	—	—	1.1	1.1
Pro forma operating income (loss)	$18.0	($1.3)	$35.0	($9.5)	$42.2
Depreciation, depletion and amortization	16.7	7.4	3.2	0.5	27.7
Non-cash cost of land and improved development	—	—	25.2	—	25.2
Adjusted EBITDA	$34.7	$6.1	$63.4	($9.1)	$95.1

PRO FORMA OPERATING INCOME (LOSS) AND ADJUSTED EBITDA (u) (m):

Year Ended	Southern Timber	Pacific Northwest Timber	Real Estate	Corporate and Other	Total
December 31, 2025
Operating income	$61.1	$1.9	$62.3	($42.0)	$83.3
Costs related to the merger with PotlatchDeltic (h)	—	—	—	6.3	6.3
Asset impairment charge (i)	—	—	7.0	—	7.0
Restructuring charges (j)	—	—	—	1.1	1.1
Pro forma operating income	$61.1	$1.9	$69.4	($34.6)	$97.8
Depreciation, depletion and amortization	69.0	21.8	14.0	1.7	106.5
Non-cash cost of land and improved development	—	—	43.7	—	43.7
Adjusted EBITDA	$130.1	$23.7	$127.1	($32.9)	$248.0

December 31, 2024
Operating income (loss)	$77.9	($6.3)	$335.1	($42.6)	$364.1
Restructuring charges (j)	—	—	—	1.1	1.1
Costs related to disposition initiatives (k)	—	—	—	0.8	0.8
Large Dispositions (l)	—	—	(291.1)	—	(291.1)
Pro forma operating income (loss)	$77.9	($6.3)	$44.0	($40.6)	$75.0
Depreciation, depletion and amortization	73.4	31.7	7.0	1.8	113.9
Non-cash cost of land and improved development	—	—	41.4	—	41.4
Adjusted EBITDA	$151.3	$25.4	$92.4	($38.8)	$230.2

(a)“Capital expenditures” exclude timberland acquisitions of $22.8 million during the twelve months ended December 31, 2024.
(b)“Cash Available for Distribution” (CAD) is defined as cash provided by operating activities adjusted for capital spending (excluding timberland acquisitions and real estate development investments) and working capital and other balance sheet changes. CAD is a non-GAAP measure of cash generated during a period that is available for common share dividends, distributions to Operating Partnership unitholders, repurchase of the Company's common shares, debt reduction, timberland acquisitions and real estate development investments. CAD is not necessarily indicative of the CAD that may be generated in future periods.
(c)“Income from operations of discontinued operations, net of tax” includes income generated by the Company’s New Zealand joint venture interest, which was classified as discontinued operations prior to its June 30, 2025 disposition.

F

(d)“Gain on sale of discontinued operations" reflects the net gain recognized on the sale of the Company’s New Zealand joint venture interest.
(e)The twelve months ended December 31, 2024 includes a $1.6 million gain from a terminated cash flow hedge.
(f)The twelve months ended December 31, 2024 includes a $1.2 million income tax benefit related to the pension settlement.
(g)The twelve months ended December 31, 2025 includes $1.7 million of net costs associated with legal settlements. The twelve months ended December 31, 2024 includes $8.0 million of net recoveries associated with legal settlements, which is partially offset by $6.0 million of pension settlement charges.
(h)“Costs related to the merger with PotlatchDeltic” include legal, accounting, due diligence, consulting and other costs related to the previously announced definitive merger agreement with PotlatchDeltic, which closed on January 30, 2026.
(i)“Asset impairment charge” reflects an impairment charge recognized on certain real estate assets located in Washington, which were acquired in the 2020 merger with Pope Resources.
(j)“Restructuring charges” include severance costs related to workforce optimization initiatives.
(k)“Costs related to disposition initiatives” include legal, advisory, and other due diligence costs incurred in connection with the Company’s asset disposition plan, which was announced in November 2023.
(l)“Large Dispositions” are defined as transactions involving the sale of productive timberland assets that exceed $20 million in size and do not reflect a demonstrable premium relative to timberland value.
(m)“Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, non-operating expense (income), income from operations of discontinued operations, gain on sale of discontinued operations, costs related to the merger with PotlatchDeltic, asset impairment charges, restructuring charges, costs related to disposition initiatives and Large Dispositions. Adjusted EBITDA is a non-GAAP measure that management uses to make strategic decisions about the business and that investors can use to evaluate the operational performance of the assets under management. It excludes specific items that management believes are not indicative of the Company’s ongoing operating results.
(n)“Cash interest received (paid), net” includes patronage refunds received of $7.9 million and $8.3 million during the twelve months ended December 31, 2025 and December 31, 2024, respectively. In addition, cash interest received (paid), net includes cash interest received of $24.3 million and $8.2 million during the twelve months ended December 31, 2025 and December 31, 2024, respectively.
(o)“Pro forma revenue (sales)” is defined as revenue (sales) adjusted for Large Dispositions. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate our core business operations because it excludes specific items that are not indicative of the Company’s ongoing operating results.
(p)“Pro forma net income” is defined as net income attributable to Rayonier Inc. adjusted for its proportionate share of income from operations of discontinued operations (net of tax), gain on sale of discontinued operations, costs related to the merger with PotlatchDeltic, asset impairment charges, net costs (recoveries) associated with legal settlements, restructuring charges, gain from terminated cash flow hedge, pension settlement charges, costs related to disposition initiatives and Large Dispositions. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate our core business operations because it excludes specific items that are not indicative of the Company’s ongoing operating results.
(q)“Net cost (recovery) on legal settlements” reflects the net loss (gain) from litigation regarding insurance claims.
(r)“Gain from terminated cash flow hedge" is the mark to market gain recognized in earnings when the hedged cash flows will no longer occur.
(s)“Pension settlement charges, net of tax" reflects the net loss recognized in connection with the termination and settlement of the Company’s pension plans.
(t)“Pro forma net income adjustments attributable to noncontrolling interests” are the proportionate share of pro forma items that are attributable to noncontrolling interests.
(u)“Pro forma operating income (loss)” is defined as operating income (loss) adjusted for costs related to the merger with PotlatchDeltic, asset impairment charges, restructuring charges, costs related to disposition initiatives and Large Dispositions. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate our core business operations because it excludes specific items that are not indicative of the Company’s ongoing operating results.

F